UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement
Exodus Movement, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Exodus Movement, Inc.
15418 Weir Street, #333
Omaha, NE 68137
NOTICE OF ACTION TAKEN BY WRITTEN CONSENT BY HOLDERS OF
A MAJORITY OF THE VOTING POWER OF ALL OUTSTANDING SHARES OF CAPITAL STOCK
OF EXODUS MOVEMENT, INC.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
The accompanying Notice of Internet Availability is first being sent to our stockholders on or about June 2, 2025.
Dear Stockholders:
The enclosed information statement (the “Information Statement”) is being distributed to the holders of record, as of the close of business on May 22, 2025 (the “Record Date”), of the Class A common stock and the Class B common stock of Exodus Movement, Inc. (the “Company” or “Exodus”).
The purpose of the Information Statement is to inform you that stockholders owning a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon (the “Consenting Stockholders”) have, on May 22, 2025, executed a written consent in lieu of an annual meeting approving actions to: (i) remove and re-elect five directors to serve as members of our Board of Directors (the or our “Board”), to hold office until the 2026 annual meeting of stockholders and until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal with such election to be effective as of the Effective Date (as defined below) (the “Director Election”), and (ii) adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to limit the liability of certain officers as permitted by Delaware law (the “Charter Amendment” and together with the Director Election, the “Actions” and such consent, the “Written Consent”). Prior to the effectiveness of the Written Consent, the Board approved, adopted and declared advisable the Charter Amendment.
The text of the Charter Amendment (with deletions shown as strikethroughs and additions shown as bolded and underlined) is attached to this Information Statement as Appendix A.
Under the General Corporation Law of the State of Delaware (the “DGCL”), stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of the voting power of our outstanding common stock is sufficient under the DGCL and our Certificate of Incorporation and bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to you and our other stockholders for a vote. This letter and the accompanying Information Statement are intended to notify you of the Actions in accordance with applicable Securities and Exchange Commission (“SEC”) rules as a result of our Class A common stock being registered with the SEC. Pursuant to the applicable SEC rules, the Actions will be effective 40 calendar days after the Notice of Internet Availability with respect to the Actions (the “Notice of Internet Availability”) is first sent to our stockholders, or on or about July 12, 2025 (the “Effective Date”).
Under Section 228(e) of the DGCL, where stockholder action is taken without a meeting by less than unanimous written consent, prompt notice of the taking of such corporate action must be given to those stockholders as of the record date for determining the stockholders entitled to act by consent (which was May 22, 2025) who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for the notice of such meeting had been the record date for determining the stockholders entitled to act by consent. This letter is also intended to serve as the notice required by Section 228(e) of the DGCL.
THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

James Gernetzke
Chief Financial Officer and Secretary

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS
Important Notice Regarding the Availability of Information Statement Materials
Pursuant to rules promulgated by the SEC, we have elected to provide access to this Information Statement both by sending you this Information Statement and by notifying you of the availability of such on the Internet.
This Information Statement and the Company’s Annual Report on Form 10-K are available at: www.noticematerial.com.
The proposals acted upon by written consent were for approval of (i) the removal and re-election of five directors to serve as members of our Board, to hold office until the 2026 annual meeting of stockholders and until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal with such election to be effective as of the Effective Date (as defined below) (the “Director Election”), and (ii) the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to limit the liability of certain officers as permitted by Delaware law (the “Charter Amendment” and together with the Director Election, the “Actions”).
These Actions will be effective 40 calendar days after the Notice of Internet Availability with respect to the Actions is first sent to our stockholders, or on or about July 12, 2025 (the “Effective Date”). We are not soliciting you for a proxy or for consent authority. We are only furnishing an information statement as a matter of regulatory compliance with SEC rules.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based upon our current expectations and various assumptions and apply only as of the date of this Information Statement. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that our expectations, beliefs and projections will be achieved. Forward-looking statements are generally identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “forecast,” as well as variations of such words or similar expressions. There are a number of risks, uncertainties, and other important factors that could cause our actual results or outcomes to differ materially from those suggested by our forward-looking statements, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as well as the other documents filed by us from time to time with the SEC. You should evaluate all forward-looking statements made in this Information Statement in the context of these risks and uncertainties. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.
i

QUESTIONS AND ANSWERS
Q:	Why did I receive the information statement?
A:
We sent you the Information Statement as a matter of regulatory compliance with SEC rules and Delaware law to inform you of the actions taken by written consent by the holders of a majority of the voting power of the outstanding shares of capital stock.

Q:	Who sent me this information statement?
A:	The Information Statement was sent to you and the related costs paid for by the Company.
Q:	Do I need to return anything?
A:
No. The Information Statement is merely to inform you of the actions taken by written consent by the holders of a majority of the voting power of the outstanding shares of capital stock. No action is required by you.

Q:	What is an action taken by written consent?
A:
Pursuant to Delaware law, any action required to be taken at an annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents signed by the holders of the outstanding stock having more than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted are delivered to the corporation in the manner required by Delaware law.

Q:	Why was there no annual meeting?
A:
In accordance with the NYSE American corporate governance standards, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NYSE American.

In addition, although Delaware law generally requires us to hold an annual meeting each year, we can satisfy this requirement if stockholders act by written consent instead. However, if the stockholder consent is not unanimous, then, to satisfy the annual meeting requirement, each director seat that would be subject to election at an annual meeting must be vacant and filled by such consent. To forgo incurring the time and expense of holding an annual meeting in 2025, and instead allow management to focus its attention on the Company’s business during its first full year as a publicly listed company, the holders of a majority of the voting power of our outstanding common stock acted by consent, in lieu of an annual meeting, to remove without cause, and immediately thereafter re-elect, all of our current directors to new one-year terms.
Q:	What actions were taken by written consent?
A:
The holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon acted to (i) remove and re-elect five directors to serve as members of our Board to hold office until the 2026 annual meeting of stockholders and until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal and (ii) adopt an amendment to the Certificate of Incorporation to provide for officer exculpation, in each case effective as of the Effective Date.

Q:	Do I need to vote on these matters?
A:
No. Since holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon have already executed and delivered a consent approving these matters, your vote is not necessary.

Q:	What vote was required for stockholders to approve the proposals?
A:
The approval and adoption of each of the actions taken by written consent required the consent of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon.

Q:	How many shares were voted for the actions?
A:
As of May 22, 2025, the record date for determining the stockholders entitled to act by consent, 9,412,670 shares of the Company’s Class A common stock and 19,459,350 shares of the Company’s Class B common stock were outstanding and entitled to vote. Pursuant to the Certificate of Incorporation, holders of the Company’s Class A common stock are entitled to one vote per share and holders of the Company’s Class B common stock are entitled to ten votes per share. The holders of 640,543 shares of the Company’s Class A common stock and 18,751,950 shares of the Company’s Class B common stock, representing approximately 92.2% of the voting power of the outstanding shares of capital stock entitled to vote on May 22, 2025 executed and delivered a consent approving the actions described herein. The consent of the holders of a majority of the voting power of the outstanding shares of capital stock is sufficient under the General Corporation Law of the State of Delaware and our Certificate of Incorporation and Bylaws to approve the actions described above.
Q:	When will the corporate action be effected?
A:
Pursuant to applicable SEC rules, the earliest date on which this corporate action may be effected is 40 calendar days after the Notice of Internet Availability of Information Statement Materials (the “Notice of Internet Availability”) is first sent to our stockholders. The Notice of Internet Availability was first sent to our stockholders on or about June 2, 2025. Accordingly, we anticipate the action taken by written consent being effective on or about July 12, 2025.

Q:	Am I entitled to dissenter’s rights?
A:	No.

Exodus Movement, Inc.
15418 Weir Street, #333
Omaha, NE 68137
INFORMATION STATEMENT
INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Purpose of This Information Statement
This information statement (“Information Statement”) informs stockholders of Exodus Movement, Inc. (the “Company,” “Exodus,” “we,” “us,” or “our”) of action taken on May 22, 2025 by holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon (the “Consenting Stockholders”) to (i) remove and re-elect five directors to serve as members of our Board of Directors (the “Board”), to hold office until the 2026 annual meeting of stockholders and until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal, with such election to be effective as of the Effective Date (as defined below) (the “Director Election”) and (ii) adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for officer exculpation (the “Charter Amendment” and together with the Director Election, the “Actions”), as further described below.
On May 22, 2025, the record date for the stockholder approval (the “Record Date”), the Consenting Stockholders delivered to the Company a written consent approving the Actions (the “Written Consent”).
The Information Statement is being furnished only to (1) inform the Company’s stockholders of the Actions before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) provide the notice required under Section 228(e) of the Delaware General Corporation Law (“DGCL”). The Actions will become effective on the 40th calendar day after the Notice of Internet Availability of Information Statement Materials (the “Notice of Internet Availability”) with respect to the Actions is first sent to our stockholders, or on or about July 12, 2025 (the “Effective Date”).
Voting and Votes Required
The Board is not soliciting your proxy or consent in connection with the Actions, and no proxies or consents are being requested from stockholders.
As of the Record Date, 9,412,670 shares of the Company’s Class A common stock and 19,459,350 shares of the Company’s Class B common stock were outstanding. Pursuant to the Certificate of Incorporation, holders of the Company’s Class A common stock are entitled to one vote per share and holders of the Company’s Class B common stock are entitled to ten votes per share.
As of the Record Date, the Consenting Stockholders together owned beneficially and of record shares of the Company’s Class A common stock and Class B common stock representing approximately 92.2% of the voting power of the outstanding shares of voting stock of the Company. The written consent of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon is sufficient under the DGCL and our Certificate of Incorporation and Bylaws to approve the Actions. Consequently, the Actions will become effective on the Effective Date.

ACTION 1 – ELECTION OF DIRECTORS
On May 22, 2025, the Consenting Stockholders acted by written consent in lieu of an annual meeting to remove the Company’s existing directors and re-elect five directors to serve as members of our Board to hold office until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified or until the earlier of their death, resignation, or removal.
The following is a brief description of the background and business experience of each of the director nominees to be elected to serve on our Board, each of whom is currently a member of our Board:

Name	Position	Age(1)
Jon Paul Richardson	Chief Executive Officer, Director and Chairperson	42
Daniel Castagnoli	Director, President of our wholly-owned subsidiary, 3ZERO, LLC (“3ZERO”)	48
Margaret Knight	Director	46
Carol MacKinlay	Director	62
Tyler Skelton	Director	40

(1)	Age as of filing date
Jon Paul Richardson has served as our Chief Executive Officer (“CEO”) and as Chairman of our Board since co-founding Exodus with Daniel Castagnoli in 2016. Previously, Mr. Richardson served as our President from July 2016 until July 2019. In 2021, he led Exodus in becoming the first U.S. company to conduct an SEC-qualified crypto-only public stock offering, making Exodus the only U.S. company to have its common stock digitally represented on the blockchain. Under Mr. Richardson’s leadership, Exodus has grown to serve millions of customers worldwide. Mr. Richardson holds a Bachelor of Science in Electrical and Computer Engineering from the University of Nebraska–Lincoln. We believe Mr. Richardson is qualified to serve as a member of our Board due to his leadership skills and extensive experience in the digital asset industry.
Daniel Castagnoli has served as a member of our Board since co-founding Exodus with Jon Paul Richardson in 2016. Since May 2023, he has served as President for our subsidiary, 3ZERO. Mr. Castagnoli previously served as President of Exodus from July 2019 to May 2023 and Chief Financial Officer and Secretary from July 2016 to March 2019. Prior to joining Exodus, Mr. Castagnoli designed experiences for Apple, BMW, Disney and Louis Vuitton. We believe Mr. Castagnoli is qualified to serve as a member of our Board due to his leadership experience and industry knowledge.
Margaret Knight has served as a member of our Board since August 2023. Ms. Knight has served as chair of the Accounting and Business Intelligence & Analytics department since July 2022, Director of the Master of Accounting Program since July 2018 and an Associate Professor of Accounting since April 2022 (Assistant Professor of Accounting from July 2018 to April 2022) at Creighton University’s Heider College of Business. She earned her doctorate at Creighton University in 2018. From 2008 to August 2016, Ms. Knight served in various roles of increasing responsibility for the primary and specialty care networks of physicians at CHI Health in Nebraska, most recently serving as the chief financial officer. Ms. Knight is a Certified Public Accountant in the State of Nebraska and is also a Chartered Global Management Accountant. Prior to her time at CHI Health, Ms. Knight spent seven years in public accounting, six of those years with KPMG. We believe Ms. Knight is qualified to serve as a member of our Board due to her considerable experience in accounting.
Carol MacKinlay has served as a member of our Board since February 2024. Ms. MacKinlay has served as the chief human resource officer for Velocity Global, a company focused on providing global employment services, since December 2024. She formerly served as the chief people officer at Binance.US, a U.S. digital asset exchange, from 2021 to January 2024. Prior to that, Ms. MacKinlay worked as chief people officer at UserTesting, a video-first platform to experience how real people engage with products, designs and brands, from 2017 to 2021. She also previously served as an executive for Plantronics, a premier electronics manufacturer; Xero, a vendor of accounting software; Coverity, now the Software Integrity Group of Synopsis; and Matterport, a 3D media technology company. Ms. MacKinlay has also worked as a management and Board consultant with the KPMG financial strategy and executive compensation consulting teams and as a founder of Compensation and Performance Management, Inc., a boutique executive compensation consultancy. She holds a BA in Applied Mathematics from U.C. Berkeley and an M.B.A. in Venture Management from the Marshall School of Business at USC. We believe Ms. MacKinlay is qualified to serve as a member of our Board due to her leadership and human capital management experience and industry knowledge.
Tyler Skelton has served as a member of our Board since February 2024. He has an extensive background in the digital asset industry including senior financial roles at global exchanges, custodians, and Web3 companies. Tyler has served as the Head of Finance at Ava Labs, the blockchain platform company building the Avalanche blockchain, since September 2024. Prior to Ava Labs, Tyler served at two New York-based digital asset limited purpose trust companies—Head of Finance at Gemini from January 2023 to May 2024 and Chief Financial Officer at Bakkt from May 2019 to July 2021. Mr. Skelton led the finance team at Bakkt through its SPAC merger and IPO during 2021. Prior to his time in the digital asset industry, Mr. Skelton held various finance roles in payments, banking, and public accounting. Mr. Skelton is a Chartered Financial Analyst®, Certified Public Accountant in the state of Georgia and FRM Certified Professional. He holds a master’s degree in economics from the University of North Carolina at Charlotte. We believe Mr. Skelton is qualified to serve as a member of our Board due to his experience in the financial services industries along with his knowledge of accounting and digital assets.

ACTION 2 – AMENDMENT TO CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION
The State of Delaware, where the Company is incorporated, enacted legislation in 2022 that expands exculpation protection to officers, thereby enabling companies to eliminate the monetary liability of certain officers in certain circumstances, similar to, but more limited than, the protection already afforded to directors under the Certificate of Incorporation. In line with the update to Delaware law, the Board has declared it to be advisable and has determined that it is in the best interests of the Company and our stockholders to amend the Certificate of Incorporation to extend exculpation to certain officers to the fullest extent permitted by Delaware law (the “Charter Amendment”), and, on May 22, 2025, the Consenting Stockholders acted by written consent to approve the Charter Amendment. The current exculpation protections available to the directors remain unchanged as a result of the Charter Amendment.
The Charter Amendment amends and restates Article VIII of the Certificate of Incorporation in its entirety to read as set forth below (deletions have been marked with a strikethrough and the amendments bolded and underlined):
To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended from time to time,  ~~a~~   no director or officer of the Company shall  ~~not~~   be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Solely for purposes of this Article VIII, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL as amended from time to time.
Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
Purpose and effect of the amendment
The Charter Amendment is a result of the Board’s ongoing review of corporate governance practices and recent changes in Delaware law. In evaluating the Charter Amendment, the Board carefully considered the implications of amending our Certificate of Incorporation to provide exculpation from certain liability for certain of our officers as permitted by Delaware law.
In order to better position the Company to attract and retain qualified and experienced officers, the Board believes that it is important to extend exculpation protection to officers to the fullest extent permitted by Delaware law. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit.
The nature of their role often requires officers to make decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of lawsuits that seek to impose liability with the benefit of hindsight, regardless of their merit. The Board believes that aligning the protections available to our officers with those currently available to our directors to the extent such protections are permitted under Delaware law would empower officers to exercise their business judgment in furtherance of stockholder interests, without the potential distractions posed by the risk of personal liability.
The Board believes that the Charter Amendment would strike the appropriate balance between furthering our goals of attracting and retaining quality officers with promoting stockholder accountability because, consistent with the update to Delaware law, the Charter Amendment would exculpate certain officers only in connection with direct claims brought by stockholders, including class actions, for breaches of the duty of care, but would not eliminate or limit liability with respect to any of the following:
•	any claims brought by or on behalf of the Company, such as derivative claims;
•	any claims involving breach of the duty of loyalty to the Company or our stockholders;
•	any claims involving acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or
•	any claims involving transactions from which the officer derived an improper personal benefit.

Additionally, in accordance with Delaware law, under the Charter Amendment, the only officers who would be eligible for exculpation would be (i) anyone serving as our President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer, Controller and Treasurer, (ii) anyone identified in our SEC filings as one of our most highly compensated executive officers, and (iii) any other person who has consented to be identified as an officer for purposes of service of process in Delaware by written agreement with the Company.
Taking into account the narrow class and type of claims for which these officers would be exculpated and the benefits the Board believes would accrue to the Company and our stockholders, which include (i) enhancing our ability to attract and retain talented officers and (ii) potentially reducing future litigation costs and indemnification expenses associated with frivolous lawsuits, the Board has approved and declared the Charter Amendment to be advisable and has determined that it is in the best interests of the Company and our stockholders.
The Charter Amendment is binding. On the Effective Date, the Company intends to file a certificate of amendment to the Certificate of Incorporation setting forth the Charter Amendment with the Secretary of State of the State of Delaware, which will become effective at the time of the filing.

CORPORATE GOVERNANCE
Controlled Company Exemption
As of December 31, 2024, Messrs. Richardson and Castagnoli together control approximately 91.5% of the voting power of our outstanding capital stock. Accordingly, the Company qualifies as a “controlled company” within the meaning of the corporate governance standards of NYSE American. Under these rules, the Company has elected not to comply with certain corporate governance requirements, including the requirements that director nominees be selected or recommended to our Board for determination, either by the independent directors or a nominating committee comprised solely of independent directors, and compensation of our CEO and all other officers be determined or recommended to our Board for determination, either by the independent directors or a compensation committee comprised solely of independent directors.
Role of Board in Risk Oversight
The Board has extensive involvement in the oversight of risk management related to the Company and its business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing the Company’s accounting and financial reporting processes, including the integrity of its financial statements, and its compliance with legal and regulatory requirements. The Audit Committee is responsible for reviewing and discussing the Company’s practices with respect to risk assessment and risk management.
Board Leadership Structure
The Board appointed Mr. Richardson, our CEO, as Chairman because he is the director most familiar with the Company’s business and industry, and as a result is best suited to effectively identify strategic priorities and lead the discussion and execution of strategy. The Board believes the combined position of Chairman and CEO promotes a unified direction and leadership for the Board and gives a single, clear focus for the chain of command for our organization, strategy and business plans. From time to time, the Board reviews its leadership structure to evaluate whether the structure remains appropriate for the Company.
Director Independence
Our Board determines the independence of our directors by applying the applicable rules, regulations and listing standards of NYSE American. These provide that a director is independent only if our Board affirmatively determines that the director does not have a relationship that, in the opinion of our Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.
Applying these standards, our Board reviews the independence of our directors, taking into account all relevant facts and circumstances. Our Board has determined that the following members of our Board are currently independent under NYSE American listing rules: Ms. Knight, Ms. MacKinlay and Mr. Skelton. Mr. Richardson is not independent as he serves as our CEO. Mr. Castagnoli is not independent as he serves as president of 3ZERO.
Family Relationships
There are no “family relationships” (as defined in Item 401(d) of Regulation S-K) among any of our executive officers or directors.
Code of Business Conduct and Ethics
We have adopted a Code of Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive, principal financial and principal accounting officers, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the code is available on our website located at www.exodus.com/investors/ under “Governance Documents.” We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by applicable rules. The Audit Committee is responsible for applying and interpreting the code in situations where questions are presented to it.

Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in Company securities by our directors, officers and employees, and other covered persons, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE American listing rules, as applicable.
As part of these policies and procedures, without the prior approval of the Board, we prohibit any employee, director or other covered person from engaging in short sales, transactions involving publicly traded options or other derivative securities based on the Company’s securities, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to the Company’s securities at any time.
Corporate Governance Guidelines
We have adopted Principles of Corporate Governance that apply to all of our directors to assist in exercising their responsibilities.
Meetings of Board of Directors and Attendance
Members of our Board are expected to regularly prepare for and attend meetings of the Board and committees on which they sit. During the fiscal year ended December 31, 2024 (“fiscal year 2024”), there were four meetings of our Board. During fiscal year 2024, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person was a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). We have not held an annual meeting of stockholders since we registered our Class A common stock pursuant to Section 12(b) of the Exchange Act. In 2024, directors were elected by written consent in lieu of an annual meeting of stockholders in accordance with Delaware law. When we hold annual meetings of stockholders in the future, members of our Board will be encouraged to attend; however, we do not maintain a formal policy regarding director attendance at annual meetings of stockholders.
Board Committees
The standing committees of our Board consist of an Audit Committee and a Compensation and Governance Committee. Each of our Audit Committee and Compensation and Governance Committee have adopted a written charter, which are available on our website at www.exodus.com/investors/ under the “Governance” tab.
Audit Committee
The members of our Audit Committee are Ms. Knight, Ms. MacKinlay and Mr. Skelton, each of whom qualifies as an “independent” director for audit committee purposes as defined under NYSE American listing rules and the rules and regulations established by the SEC. Ms. Knight chairs the Audit Committee and qualifies as an “audit committee financial expert” as that term is defined under the rules and regulations established by the SEC, and all members of the Audit Committee are financially literate under NYSE American listing rules.
The purpose of the Audit Committee is to represent and assist the Board in discharging its oversight responsibility relating to: (i) the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements and the integrity of the financial statements; (ii) the Company’s compliance with legal and regulatory requirements; and (iii) the outside auditor’s qualifications, independence and performance; and (iv) the design and implementation of the Company’s internal audit function.
During fiscal year 2024, the Audit Committee met three times.
Compensation and Governance Committee
Our Compensation and Governance Committee consists of Ms. MacKinlay, who is serving as the chairperson, Ms. Knight, Mr. Skelton and Mr. Richardson.
The Compensation and Governance Committee oversees the Company’s overall compensation philosophy, policies and programs, including recommending to the Board for approval all forms of compensation for the CEO and for approval of equity-based incentive compensation to all executive officers. In addition, the Compensation and Governance Committee assists the Board with compensation matters, human capital management matters and certain corporate governance matters, including: (i) evaluating, recommending and reviewing director compensation arrangements, plans, policies and programs maintained by the Company; (ii) administering the Company’s cash- and equity-based compensation plans; (iii) reviewing with management the Company’s human capital management activities; and (iv) developing and recommending to the Board a set of corporate governance principles.
The Compensation and Governance Committee also reviews and assesses the skills, experience, characteristics and other criteria for identifying and evaluating directors, reviews the composition of the Board and recommends candidates for election as director. The Compensation and Governance Committee may from time to time, as it deems appropriate and to the extent permitted under applicable law, NYSE American listing rules, and the Certificate of Incorporation and Bylaws, form and delegate, either exclusively or non-exclusively, its duties and responsibilities to one or more subcommittees consisting of one or more members of the Compensation and Governance Committee with a majority of the members being independent.
The Compensation and Governance Committee was formed in December 2024. During fiscal year 2024, the Compensation and Governance Committee did not meet.
Identifying and Evaluating Director Nominees
The Compensation and Governance Committee periodically reviews and recommends to the Board the skills, experience, characteristics and other criteria for identifying and evaluating directors. The Compensation and Governance Committee is responsible for annually evaluating the composition of the Board to assess whether the skills, experience, characteristics and other criteria established by the Board are currently represented on the Board as a whole and in individual directors, and to assess the criteria that may be needed in the future. In identifying candidates for membership on the Board, the Board takes into account minimum individual qualifications, such as possessing the highest personal and professional ethics, integrity and values, being committed to representing the long-term interests of our stockholders and having sufficient time available in the judgment of the Board to perform Board and committee responsibilities, and all other factors it considers appropriate.
The Compensation and Governance Committee may consult with outside advisors and retain search firms to assist in the search for qualified candidates and may also consider director candidates recommended by our stockholders.
Stockholders may recommend individuals to the Compensation and Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to our Secretary, Exodus Movement, Inc., 15418 Weir Street, #333, Omaha, NE 68137. The Compensation and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by other sources.
Communications From Stockholders and Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to our Board may do so by addressing such communications or concerns to the Company Secretary, 15418 Weir Street, #333, Omaha, NE 68137, who will forward such communications to the appropriate party. Our Company Secretary or legal department, in consultation with appropriate members of our Board as necessary, will review and, if appropriate, forward all incoming stockholder communications to the appropriate member or members of our Board. Such communications may be done confidentially or anonymously.

DIRECTOR COMPENSATION
As of December 31, 2024, our Board was comprised of three independent directors and two members of our management team. We compensate our non-employee directors, Ms. Knight, Ms. MacKinlay, and Mr. Skelton, with both cash and equity compensation in accordance with the terms of their respective offer letters. Each non-employee director receives an annual retainer, which is paid in BTC in equal monthly installments on the first day of each calendar month. During 2024, Ms. Knight received an additional retainer for her services as Chair of the Audit Committee, retroactive to August 31, 2023. During 2024, Ms. MacKinlay was granted 10,000 Restricted Stock Units (“RSUs”) and Mr. Skelton was granted 5,000 RSUs. Such RSUs were granted under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and are subject to the director’s continued service on our Board for two years for Ms. MacKinlay and for one year for Mr. Skelton. We do not compensate the members of our management team, including Messrs. Richardson and Castagnoli, for their service as directors, and their compensation is fully reflected in the Summary Compensation Table.
The following table sets forth amounts earned by our independent directors during the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Margaret Knight	85,000	—	85,000
Carol MacKinlay	50,000	55,000	105,000
Tyler Skelton	41,667	27,500	69,167

(1)	The cash retainers reflected in this column were paid in BTC and have been converted to U.S. dollars based on the value of BTC on each payment date.
(2)
Amounts in this column represent the aggregate grant date fair value of RSUs granted to independent directors and calculated in accordance with ASC Topic 718 based on a third party valuation of the Class A Common Stock on the applicable grant date. As of December 31, 2024, Ms. Knight held 3,750 outstanding unvested RSUs, Ms. MacKinlay held 5,834 outstanding unvested RSUs, and Mr. Skelton held 834 outstanding unvested RSUs.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Position	Age(1)
Executive Officers
Jon Paul Richardson	Chief Executive Officer, Director and Chairperson	42
Daniel Castagnoli	Director, President of our wholly-owned subsidiary, 3ZERO	48
James Gernetzke	Chief Financial Officer and Secretary	49
Veronica McGregor	Chief Legal Officer	62
Matias Olivera	Chief Technology Officer	32

(1)	Age as of filing date
For Jon Paul Richardson’s and Daniel Castagnoli’s biographies, see pages 2–3 of this Information Statement.
James Gernetzke has served as our Chief Financial Officer since March 2019. Prior to joining Exodus, Mr. Gernetzke served as the chief financial officer of Banyan Medical Systems, Inc., a healthcare technology company, from 2017 to 2019, where he was responsible for all financial aspects of the company’s business. Prior to that, Mr. Gernetzke served as director of finance at First Data Corporation from 2015 to 2017. Mr. Gernetzke is a registered Certified Public Accountant in the State of Illinois and holds a Bachelor of Science in accounting from Marquette University and a Master of Business Administration from Northwestern University Kellogg School of Management.
Veronica McGregor has served as Chief Legal Officer since January 2022. Prior to joining Exodus, from 2018 to December 2021, Ms. McGregor was the chief legal officer of ShapeShift, a crypto currency exchange, where she managed global legal strategy, governmental relations and regulatory affairs as well as the internal/external legal and compliance function. Prior to that, from 2016 to 2018, she was a partner at Goodwin Proctor and, from 2014 to 2016, at Hogan Lovells, where she specialized in assisting companies to navigate state and federal laws/regulations related to consumer financial services, including digital assets. Ms. McGregor has a Juris Doctor from University of California College of the Law (formerly called UC Hastings College of the Law), San Francisco, where she also served as Editor in Chief of the Hastings Law Journal.
Matías Olivera has served as Chief Technology Officer since June 2022, and previously served as Lead Software Engineer, Engineering Manager and Director of Engineering beginning in November 2019. Since 2014, Mr. Olivera has been an active open source contributor, involved with projects from companies including Airbnb, Facebook and Walmart, among others. He’s also the author of many popular packages in the JavaScript ecosystem. He has also spent time as a software engineer at various companies from 2012 to 2018. In 2015, Mr. Olivera graduated with a degree in Computer Engineering from Universidad Católica del Uruguay, where he later taught as professor for the courses of Compilers, Theory of Languages and Web Programming from 2015 to 2020.

EXECUTIVE COMPENSATION
The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers that significantly contribute to the Company’s success. The executive officers are expected to manage the Company to promote its growth and profitability, minimize risk and advance the interests of our stockholders. As such, the Company’s compensation program is designed to provide levels of compensation that reflect the executive’s role in the organization and reward the individual’s performance within the context of the Company’s performance.
We determine the appropriate level of each compensation element based, in part, but not exclusively, on our view of internal equity and consistency, performance, the competitive landscape and other information we deem relevant. We believe that equity-based awards are a motivator in attracting and retaining executives over the long term, and that salary and cash bonuses are important considerations in the short term. The Compensation and Governance Committee reviews and recommends, and the Board approves, the compensation, including base salaries, for our CEO and equity-based incentive compensation for all executive officers, including our named executive officers (“NEOs”). The CEO determines the compensation, including base salaries but excluding equity-based incentive compensation, for the other NEOs.
Summary Compensation Table
The following table sets forth an overview of the compensation earned by the NEOs during the last two years:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jon Paul Richardson Director, CEO	2024	425,000	452,312	1,846,629	—	2,723,941
	2023	425,000	—	1,500,000	7,682	1,932,682
Daniel Castagnoli Director, President of 3ZERO	2024	335,000	177,743	1,846,629	—	2,359,372
	2023	335,000	—	1,500,000	7,331	1,842,331
James Gernetzke Chief Financial Officer and Secretary	2024	341,667	338,871	923,318	12,900	1,616,756

(1)
Amounts in this column for 2024 includes (i) performance bonuses earned with respect to 2024 of $274,569 for Mr. Richardson and $250,000 for Mr. Gernetzke and (ii) discretionary spot bonuses paid in 2024 of $177,743 for Mr. Richardson, $177,743 for Mr. Castagnoli, and $88,871 for Mr. Gernetzke. The bonuses reflected in this column were paid in BTC and have been converted to U.S. dollars based on the value of BTC on each bonus payment date.

(2)
Amounts in this column for 2024 represent the aggregate grant date fair value of restricted stock units (“RSUs”) granted during 2024 under the 2021 Plan, calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”) based on the closing price of the Class A Common Stock on the applicable grant date, which was $6.02 on March 13, 2024, as quoted on OTC.

(3)	Amounts in this column for 2024 include gym memberships, mental health perquisites and other executive perquisites.
Narrative Disclosures to Summary Compensation Table
Base Salaries
We generally set annual base salaries for the executive officers based on the executive’s experience, individual performance for the prior year and our prior year financial results, and we also consider comparative market data. We believe that base salaries are set at levels that enable us to hire and retain individuals in the FinTech industry who can drive achievement of the Company’s overall objectives. During 2024, Mr. Gernetzke’s annual base salary was increased to $400,000 effective July 1, 2024.
2024 Bonuses
For 2024, each NEO was eligible to receive a discretionary annual performance-based bonus based on a holistic review of Company and individual performance, resulting in annual bonuses of $274,569 for Mr. Richardson, which was approved by our Board, and $250,000 for Mr. Gernetzke, which was approved by Mr. Richardson.
In addition, in April 2024, each NEO was awarded a discretionary supplemental bonus of $177,743 for Mr. Richardson, $177,743 for Mr. Castagnoli and $88,871 for Mr. Gernetzke.

Long-Term Incentive Compensation
On March 13, 2024, Messrs. Richardson and Castagnoli each received a grant of 306,749 RSUs and Mr. Gernetzke received a grant of 153,375 RSUs. The RSUs granted to the NEOs during 2024 vest in 48 equal installments, with the initial two installments vesting on the date of grant and the remaining vesting monthly through January 1, 2028, subject to the NEO’s continued service through each such vesting date. The number of RSUs granted to each NEO was determined by our Board based on the fair market value of our Class A Common Stock on January 1, 2024 of $4.89 per share, resulting in targeted grant values of $1.5 million for each of Messrs. Richardson and Castagnoli and $750,000 for Mr. Gernetzke.
Outstanding Equity Awards as of December 31, 2024
The following table sets forth an overview of the outstanding stock awards that have not vested as of December 31, 2024:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jon Paul Richardson	19,818(2)	608,016
	325,521(3)	9,986,984
	236,453(4)	7,254,378
Daniel Castagnoli	19,818(2)	608,016
	325,521(3)	9,986,984
	236,453(4)	7,254,378
James Gernetzke	9,909(2)	304,008
	162,761(3)	4,993,507
	118,227(4)	3,627,204

(1)	Based on the closing price of a share of Class A Common Stock on December 31, 2024, as quoted on NYSE American, of $30.68.
(2)	These RSUs, which were granted in 2022, vest in equal monthly installments through January 1, 2026.
(3)	These RSUs, which were granted in 2023, vest in equal monthly installments through January 1, 2027.
(4)	These RSUs, which were granted in 2024, vest in equal monthly installments through January 1, 2028.
Additional Narrative Disclosure
Potential Payments Upon Termination or Change in Control
None of the NEOs are party to any employment or severance agreement with the Company resulting in payments upon a termination of employment or a change in control of the Company. However, under the award agreements governing the outstanding RSUs held by the NEOs, in the event of a change in control of the Company or the NEO’s termination as a result of a death or disability, all outstanding RSUs will become fully vested. In addition, in the event of the NEO’s termination by the Company without cause or as a result of the NEO’s retirement (resignation after attaining age 62 with five years of service), the RSUs scheduled to vest in the month in which such termination occurs will become vested. Thereafter, any nonvested RSUs will be forfeited.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 14, 2025 for (i) each of our directors and NEOs on an individual basis and our directors and executive officers on a group basis and (ii) any securityholder who beneficially owns more than 5% of either class of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
The beneficial ownership figures presented in the table below are derived from our stock records. These beneficial ownership percentages were calculated based on 9,375,091 shares of Class A common stock and 19,459,350 shares of Class B common stock outstanding as of May 14, 2025. The Class A Common Stock beneficial ownership figures do not include the shares of Class A Common Stock that may be issued and outstanding upon conversion of the Class B Common Stock beneficially owned by the Class B stockholders listed in the table below.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Exodus Movement, Inc., 15418 Weir Street, #333, Omaha, NE 68137.

	Class A Common Stock(3)		Class B Common Stock		Total Voting Power %(1)
Name of Beneficial Owner	Shares	% of Ownership	Shares	% of Ownership
Directors and Named Executive Officers
Jon Paul Richardson	369,022(4)	3.9%	9,297,537	47.8%	45.8%
Daniel Castagnoli	346,348(5)	3.7%	9,454,413	48.6%	46.5%
Veronica McGregor	117,693(6)	1.3%	—	—	*
Margaret Knight	9,166(7)	*	—	—	*
Carol MacKinlay	7,083(8)	*	—	—	*
Tyler Skelton	5,000	*	—	—	*
James Gernetzke	187,523(9)	2.0%	150,000(13)	*	*
Matias Olivera	123,351(10)	1.3%	14,204(13)	*	*
All executive officers and directors as a group	1,165,186(11)	12.3%	18,916,154	96.4%	92.5%
5% Shareholders
Clifton Bay Investments LLC(2)	1,823,486	19.5%	—	—	*
Bnk to the Future Exodus SP, a Segregated portfolio of Bnk To The Future Capital SPC	1,293,702	13.8%	—	—	*
Erik Voorhees	1,000,000	10.7%	287,982	1.5%	1.9%
Veselin Veselinov	567,122(12)	6.5%	—	—	*

*	Represents beneficial ownership or voting power of less than 1%.
(1)
In computing the number of shares beneficially owned by a person and the percentage of ownership and total voting power of such person, we deemed to be outstanding all shares subject to options held by such person that are exercisable within 60 days of May 14, 2025, and shares underlying RSUs held by such person that vest within 60 days of May 14, 2025. However, we did not deem such shares outstanding for the purpose of computing the percentage of ownership or total voting power of any other person.

(2)
Clifton Bay Investments LLC f/k/a Alameda Research Ventures LLC filed for bankruptcy in November 2022. The business address of Alameda Research Ventures LLC is 2000 Center Street, Floor 4, Berkeley, California 94704, United States. The ownership information provided herein is based on the information last known to us, which is as of December 31, 2024.

(3)
The amounts in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the persons listed therein. Shares of Class B Common Stock are convertible at any time on a share-for-share basis into Class A Common Stock. In addition, as and when Class B stockholders sell their shares of Class B Common Stock, they will be automatically converted into shares of Class A.

(4)	Includes 41,872 shares of Class A Common Stock underlying RSUs vesting within 60 days of May 14, 2025.
(5)	Includes 41,872 shares of Class A Common Stock underlying RSUs vesting within 60 days of May 14, 2025.
(6)	Includes 14,097 shares of Class A Common Stock underlying RSUs vesting within 60 days of May 14, 2025.
(7)	Includes 833 shares of Class A Common Stock underlying RSUs vesting within 60 days of May 14, 2025.
(8)	Includes 833 shares of Class A Common Stock underlying RSUs vesting within 60 days of May 14, 2025.
(9)	Includes 20,935 shares of Class A Common Stock underlying RSUs vesting within 60 days of May 14, 2025.
(10)	Includes 10,511 shares of Class A Common Stock underlying RSUs vesting within 60 days of May 14, 2025.
(11)	Includes 130,953 shares of Class A Common Stock underlying RSUs vesting within 60 days of May 14, 2025.

(12)
The ownership information provided herein is based on the information last known to us, which is as of December 31, 2024. Includes 6,978 shares of Class A Common Stock underlying RSUs vesting within 60 days of May 14, 2025.

(13)	Represents shares of Class B Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of May 14, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than described under “Executive Compensation” and “Director Compensation,” there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed $120,000 for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
Review, Approval or Ratification of Transactions with Related Parties
Our Board has a written policy regarding the review and approval or ratification by our Audit Committee of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships between us or any of our subsidiaries and any related person in which the aggregate amount involved since the beginning of our last completed year is or is expected to exceed $120,000 and such related person has or will have a direct or indirect material interest. A related person is defined to include any executive officers, directors or director nominees or beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing persons. In determining to approve or ratify any such transaction, our Audit Committee is expected to take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Any director who is a related person with respect to a transaction under review is not permitted to participate in the deliberations (other than to provide information concerning the transaction to the Audit Committee) or vote on approval of the transaction.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Deloitte & Touche, LLP (“Deloitte”) has served as our independent auditor since 2023. The following table summarizes the audit fees billed and expected to be billed by Deloitte for the indicated years and the fees billed by Deloitte for all other services rendered during the indicated years. All services associated with such fees from April 19, 2024 were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	2024 (in thousands)	2023 (in thousands)
Audit fees(1)	$1,632	$883
Other fees(2)	2	2

(1)
Audit fees represent the aggregate fees billed for professional services rendered by Deloitte for the audit of our annual financial statements, review of financial statements included in our quarterly reports, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those years.

(2)	Other fees include fees for services other than the services reported in audit fees.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services performed by our independent auditor. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of our independent registered public accounting firm to perform other audit-related or non-audit services. The Audit Committee does not delegate its responsibility to pre-approve services performed by our independent auditor to any member of management. The Audit Committee has delegated authority to the Audit Committee chair to pre-approve audit and non-audit services to be provided to us by our independent auditor provided that the fees for such services do not exceed $500,000.

Report of the Audit Committee
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Deloitte and has discussed with Deloitte the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. Additionally, the Audit Committee has received the written disclosures and the letter from Deloitte, as required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Audit Committee of the Board of Directors,

Margaret Knight (Chair)
Carol MacKinlay
Tyler Skelton
*
This report of the Audit Committee is required by the SEC rules and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Exchange Act.

OTHER MATTERS
Householding
The SEC’s rules permit us to deliver a single Notice of Internet Availability (or, if you requested printed versions by mail, this Information Statement) to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request to the Company’s Secretary at 15418 Weir Street, #333, Omaha, NE 68137 or by telephone at 833-992-2566, a separate copy of the Notice of Internet Availability (or, if requested, this Information Statement), to any stockholder at the shared address to which a single Notice of Internet Availability was delivered. If you would like to receive separate copies of future proxy materials, future information statements, and/or future Notices of Internet Availability, as applicable, or if you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of future proxy materials, future information statements, and/or future Notices of Internet Availability, as applicable, for your household, contact your bank, broker or other nominee that holds your shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10 percent of our common stock to file reports with the SEC indicating their holdings of, and transactions in, our common stock. Based on a review of these reports, and upon written representations from the reporting persons, we believe that in 2024 each reporting person filed all required reports on a timely basis, except: one late Form 4 was filed late on January 3, 2025 for each of Messrs. Richardson, Castagnoli and Gernetzke and Ms. McGregor, and on March 4, 2025 for Mr. Castagnoli, to report the withholding of shares to satisfy applicable tax withholding obligations in connection with the vesting and settlement of RSUs previously granted under the Company’s equity incentive plans.
Dissenters’ Rights
No dissenters’ rights are afforded to our stockholders in connection with the Actions.
Available Information
The Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act are filed with the SEC. Such reports and other information filed by the Company with the SEC are available free of charge at https://www.exodus.com/investors/sec-filings/all-sec-filings when such reports are available on the SEC’s website. The Company periodically provides certain information for investors on its corporate website, https://www.exodus.com, and its investor relations website, https://www.exodus.com/investors.

James Gernetzke
Chief Financial Officer and Secretary
June 2, 2025

APPENDIX A
AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EXODUS MOVEMENT, INC.
ARTICLE VIII
To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended from time to time,  ~~a~~   no director or officer of the Company shall  ~~not~~   be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Solely for purposes of this Article VIII, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL as amended from time to time.
Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
A-1